[FISHER SCIENTIFIC INTERNATIONAL INC. LOGO]

NEWS RELEASE


Media Contact:                           Investor Contact:
Gia L. Oei, 603-929-2489                 Carolyn Miller, 603-929-2381
E-mail: Gia.Oei@nh.fishersci.com         E-mail: Carolyn.Miller@nh.fishersci.com




                 FISHER SCIENTIFIC TO ACQUIRE PERBIO SCIENCE AB
        CONSUMABLE SUPPLIER TO LIFE-SCIENCE AND BIOTECHNOLOGY INDUSTRIES

          Fisher, Focusing on Life Science Market With Double-Digit Growth Rate, Sees Perbio as Opportunity to Accelerate Growth

      Perbio's Protein-based Products and Strong Brands to be Leveraged
                         Through Fisher's Global Network

     Fisher Forecasts Improved Margins, Increased Revenues and Earnings;
                  Acquisition is Accretive in 2004 and beyond


HAMPTON, N.H., June 26, 2003 -- Fisher Scientific International Inc. (NYSE: FSH) said today that, with the unanimous recommendation of the Perbio Science AB (Stockholm: PBIO) Board of Directors, it will make a cash offer for all of the outstanding shares and certain warrants of Perbio, a $250 million manufacturer and supplier of technologies, products and services to the life science and biotechnology industries. Perbio is headquartered in Sweden with principal operations in the United States.

By acquiring Perbio, which focuses on consumable tools for protein-related research and drug production, Fisher will enhance its competitive strengths in the life-science market, which is estimated to be growing at 10 percent to 15 percent annually as the shift toward proteomics accelerates drug-discovery research.

A newly formed Swedish subsidiary of Fisher will tender for Perbio shares, which are listed on the Stockholm Stock Exchange, at a price of SEK 142.5, and certain Perbio warrants at a price of SEK 93.5 (SEK 142.5, net of the exercise price of SEK 49), for a total consideration of approximately $714 million. This price represents a 28 percent premium to the trailing 60-day volume-weighted average closing for Perbio shares. All of Perbio's Board of Directors and senior managers have agreed to tender their shares into the offer.

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Fisher Scientific to Acquire Perbio - 2

"This is a compelling strategic opportunity for Fisher," said Paul M. Montrone, chairman and chief executive officer of Fisher Scientific. "By acquiring Perbio, we are positioning our company to capitalize on the continuing strong growth in the life-science market, where Perbio is a global leader. As a customer of Perbio, we have come to know it as a well-run company with outstanding management, strong brands and a commitment to innovation. With Perbio, we are now positioned to accelerate Fisher's growth in this decade and beyond."

Mats Fischier, Chairman of Perbio said, "Our companies are an excellent strategic fit, and joining them together is clearly in the best interests of our shareholders, employees and customers around the world. Fisher is one of the most respected names in the life science community, and our focus on proteins has positioned Perbio right at the heart of the biotech revolution. I am confident that the combination of our world-class products, customer service and technical capabilities with Fisher's well-respected brands and global scale will create a strong and enduring platform for accelerated growth in the life-science market."


    PERBIO BRINGS WORLDWIDE CAPABILITIES IN CELL CULTURE AND BIORESEARCH KITS
     AND CONSUMABLES; COMPANY LEADS IN PROTEIN-RELATED CONSUMABLE SUPPLIES

Perbio manufactures cell-culture and bioresearch products with well-known brand names, including Pierce, HyClone and Endogen. Perbio's customers are pharmaceutical and biotechnology companies, colleges and universities and medical research institutions, a group that represents approximately 40 percent of Fisher's current customers. Perbio's products expand the footprint of Fisher's offering to those customers.

Perbio, with approximately two-thirds of its sales and operating income in North America, has two primary business lines, whose end markets are projected to grow in the range of 10 percent to 15 percent per year in the 2003-2005 period.

The Cell Culture division leverages the growth in protein-based drugs. The division offers cell-nutrition technology, process liquids, and sterile-liquid-handling and production systems under the HyClone brand. Its key customers include most of the multinational pharmaceutical and biotechnology companies. Cell-culture products represent an essential consumable supply in the production of virtually all biotechnology-based drugs.

The Bioresearch division concentrates on life-science research and drug-discovery tools that reduce the time and cost of doing research. Its products are marketed under the Pierce and Endogen brand names. The division specializes in the characterization, purification and immunodetection of proteins, and offers separation technologies, high-throughput screening and multiplex-protein profiling among other products.



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Fisher Scientific to Acquire Perbio - 3


Fisher, which has served the scientific-research market for more than 100 years, will integrate Perbio's products and services through its global distribution franchise serving 350,000 customers in 145 countries.

              FISHER SAYS ACQUISITION ACCRETIVE IN 2004 AND BEYOND; REVENUE AND OPERATING INCOME GROWTH RATES ACCELERATE

"By expanding our already strong presence in life science with Perbio, we will improve our operating margins and accelerate revenue and earnings growth," said Paul Meister, vice chairman of Fisher. "The transaction will be accretive in 2004 and beyond, and we will move quickly to take advantage of cross-selling opportunities to major customers worldwide via a significantly enhanced life-sciences-oriented sales force. Our two companies share a common mission: to provide innovative products and services that reduce costs and drive efficiencies for the scientific community. We are confident that our strategy will continue to build value for Fisher's shareholders, and we look forward to an exciting new chapter in Fisher's long and distinguished history."

   Financial highlights include:

o Fisher expects that the transaction will be 10 to 15 cents accretive to 2004 diluted earnings per share, which, following the acquisition, are expected to be $2.65 to $2.80. The transaction will be accretive to 2005 diluted earnings per share, which, following the acquisition, are expected to be $3.20 to $3.35.

o Excluding one-time costs related to the transaction, Fisher is maintaining its 2003 guidance of $2.20 to $2.30 per share. These transaction-related costs, which include hedging foreign currency exposure, up-front financing commitments and increasing inventory to its acquired fair value, total approximately 46 cents per share.

o Fisher expects 2003 revenue growth to be 6.5 percent to 8.5 percent with approximately 2.5 points of this growth from today's acquisition. The company anticipates revenue growth in 2004 to be 10.0 percent to 12.0 percent, reflecting the timing of the close of the acquisition, and 6.0 percent to 8.0 percent in 2005. Fisher's sales of higher-margin, self-manufactured products will increase from 20 percent to 25 percent of annual sales as a result of the acquisition.

o Fisher expects operating margins will increase to 7.8 percent to 8.0 percent in 2003. The company currently forecasts operating margins for 2004 and 2005 of 8.6 percent to 8.8 percent and 9.0 percent to 9.2 percent, respectively.

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Fisher Scientific to Acquire Perbio - 4

o Fisher's effective tax rate will decrease to 28 percent. All projections assume this lower rate.

o Fisher expects to fund the acquisition with a combination of existing credit facilities and new bank and public debt. As a result of the transaction, the company's Debt-to-EBITDA ratio at year-end 2003 is expected to be 4.1x. Through the strong operating cash flow of both companies and a focus on debt reduction, Fisher anticipates being back to pre-transaction leverage ratio levels in early 2005.

The transaction is subject to regulatory approvals and customary terms and conditions, including a minimum shareholder acceptance threshold of 90 percent. The transaction is expected to close in the third quarter.

Lazard and J.P. Morgan Securities acted as financial advisors to Fisher for the transaction.


PRE-RECORDED WEBCAST AVAILABLE
------------------------------
Fisher Scientific has pre-recorded a webcast accompanied by slides to provide more information on the acquisition of Perbio. The webcast can be accessed at WWW.FISHERSCIENTIFIC.COM.

For those without access to the Web, the call-in numbers are 888-286-8010 (U.S.) or 617-801-6888 (International) and the replay code is 92565111. This replay will be available until 8 a.m. EDT today.

LIVE WEBCAST AT 8:30 A.M. EDT TODAY
-----------------------------------
Fisher will also host a live webcast at 8:30 a.m. EDT to provide more information on the acquisition of Perbio and respond to any questions. This webcast will also be accompanied by slides and can be accessed at WWW.FISHERSCIENTIFIC.COM. The webcast will be archived for 15 days.

For those without access to the Web, the call-in numbers are 800-299-8538 (U.S.) or 617-786-2902 (International). The access code is 21606462. The audio replay of the call will be available for 15 days by calling 888-286-8010 (U.S.) or 617-801-6888 (International). The replay access code is 12890642.

ABOUT FISHER SCIENTIFIC INTERNATIONAL
-------------------------------------
As the world leader in serving science, Fisher Scientific International Inc. (NYSE: FSH) offers more than 600,000 products and services to more than 350,000 customers located in approximately 145 countries. As a result of its broad product offering, integrated global logistics network and electronic-commerce capabilities, Fisher serves as a one-stop source of products, services and global solutions for its customers. The company primarily serves the scientific-research, clinical-laboratory and safety markets. Additional information about Fisher is available on the company's Web site at WWW.FISHERSCIENTIFIC.COM.

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Fisher Scientific to Acquire Perbio - 5

UNITED STATES
-------------
The offer is not being made, and this announcement does not constitute an offer, directly or indirectly, in or into the United States of America or to any resident of the United States of America, and the offer may not be accepted in or from the United States of America.

Forward-looking statements
--------------------------
This announcement includes forward-looking statements. Fisher Scientific has based these forward-looking statements on its current expectations and projections about future events. Although Fisher Scientific believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. Fisher Scientific undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this announcement might not occur.

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